UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2014

VIRTUAL PIGGY, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-53944 (Commission File Number)	35-2327649 (I.R.S. Employer Identification No.)

1221 Hermosa Avenue, Suite 210, Hermosa Beach, California 90254 (Address of principal executive offices, including zip code) (310) 853-1950 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On October 30, 2014, Virtual Piggy, Inc. (the “Company”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), issued to certain accredited investors, in the aggregate, 28,378 shares of the Company’s Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Shares”) at an original issue price of $90 per share (the “Original Issue Price”) and warrants to purchase 2,837,800 shares of the Company’s common stock (the “Warrants”) for an aggregate purchase price of $2,554,020. Pursuant to the Purchase Agreement, the Company also granted piggyback registration rights to the holders of the Series B Preferred Shares and Warrants.

Purchasers in the above referenced transaction included (i) George O. McDaniel, a director of the Company, who purchased 5,555 Series B Preferred Shares and Warrants to purchase 555,500 shares of common stock for a purchase price of $499,950 and (ii) the John Paul DeJoria Family Trust, a beneficial holder of more than 5% the Company’s common stock, which purchased 22,223 Series B Preferred Shares and Warrants to purchase 2,222,300 shares of common stock for a purchase price of $2,000,070.

The description of certain terms of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Series B Preferred

On October 30, 2014, the Company filed the Certificate of Designations of Preferences, Rights and Limitations of Series B Cumulative Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. A summary of the Certificate of Designations is set forth below:

 Liquidation Preference and Ranking

Upon a liquidation event, the Company shall first pay to the holders of the Series B Preferred Shares, on a pari passu basis with the holders of the Company’s outstanding Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Shares”), an amount per share equal to 200% of the Original Issue Price (i.e., $180.00 per share of Series B Preferred Stock), plus all accrued and unpaid dividends on each share of Series B Preferred Stock (the “Series B Preference Amount”).  The Series B Preference Amount shall be paid prior and in preference to payment of any amounts to the Common Stock.

After the payment of all preferential amounts required to be paid to the holders of shares of Series B Preferred Shares, Series A Preferred Shares and Additional Senior Preferred Stock (as defined below), the remaining assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of junior preferred stock, if any, to the extent of their preference and thereafter among the holders of the shares of Common Stock, Series B Preferred Shares, Series A Preferred Shares and any series of preferred stock entitled to participation rights, pro rata based on the number of shares held by each such holder on an as-converted basis (subject, with respect to the Series A Preferred Shares and the Series B Preferred Shares, to an aggregate cap of two and one-half times (2.5x) the original issue price thereof, plus all accrued and unpaid dividends).

The Company reserves the right in the future to offer a newly adopted class of preferred stock other than Series B Preferred Stock (such shares, the “Additional Senior Preferred Stock”), and the liquidation preference of the Series B Preferred Shares, the Series A Preferred Shares and the Additional Senior Preferred Stock shall be allocated among the holders of the Series B Preferred Shares, Series A Preferred Shares and such Additional Senior Preferred Stock on a pari-passu basis.  Notwithstanding the foregoing, the Company shall be authorized to issue other series of preferred stock that rank senior to the Series B Preferred Shares with respect to dividend rights and rights upon liquidation, winding-up or dissolution to the extent that such other preferred stock issuance is to a strategic or industry investor.

Dividends

The Series B Preferred Shares will carry an annual 8% per share cumulative dividend, payable when and if declared by the Board of Directors, and on a pari passu basis with the holders of the Company’s outstanding Series A Preferred Stock, and prior and in preference to payment of any dividends on the Common Stock.

Optional Conversion

The holders of Series B Preferred Shares will, at any time, be entitled to convert each Series B Preferred Share into 100 shares of Common Stock at a deemed conversion price of $0.90 per share.

Mandatory Conversion

Each Series B Preferred Share will automatically be converted into common stock at the then applicable conversion rate in the event (i) the shares of Common Stock into which the Series B Preferred Shares are convertible are either covered by an effective registration statement, or can be freely traded without volume or other limitations under Rule 144; and (ii) the average closing price of the common stock for 20 consecutive trading days exceeds 250% of the conversion price of the Series B Preferred Shares.

Voting Rights

The Series B Preferred Shares shall vote together with the Common Stock on an as-converted basis, and not as a separate class.

Protective Provisions

For so long as (i) the Company has not issued any other series of preferred stock that rank senior to the Series B Preferred Shares and (ii) at least 50% of the Series B Preferred Shares originally issued remain outstanding, in addition to any other vote or approval required under the Company’s Charter or Bylaws, the Company will not, without the written consent of the holders of at least a majority of the Company’s Series B Preferred Shares, liquidate, dissolve or wind-up the affairs of the Company or effect any merger or consolidation or any deemed liquidation event unless, as a result, the holders of Series B Preferred Shares receive their full liquidation preference.

In addition, the Series B Preferred Shares contain certain provisions that protect against dilution. In the event that the Company issues additional securities at a purchase price less than the then current conversion price, such conversion price shall be adjusted: (i) on a full-ratchet price protection basis for all issuances of securities within 12 months from the original issue date; and thereafter (ii) in accordance with such weighted average formula established in the Certificate of Designation.

The description of certain terms of the Certificate of Designations set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Designations, a copy of which is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Warrants

The Warrants are exercisable for a term of two years at an exercise price of $1.00 per share. The Warrant contains certain provisions that protect against dilution in certain events such as stock dividends, stock splits and other similar events.

The description of certain terms of the Warrant set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Warrant, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The foregoing securities were sold to a limited number of accredited investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

ITEM 3.02.  Unregistered Sales of Equity Securities.

The information provided under Item 1.01 regarding the unregistered sale of securities is hereby incorporated herein by reference.

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided under Item 1.01 regarding the filing of the Certificate of Designations is hereby incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(d)           Exhibits – The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations of Preferences, Rights and Limitations of Series B Cumulative Convertible Preferred Stock

10.1	Form of Securities Purchase Agreement

10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: October 31, 2014	By:	/s/ Joseph Dwyer
Joseph Dwyer
Chief Financial Officer